Ex. 99-B.4.1
FORM OF
ING LOGO

ING Life Insurance and Annuity Company

Home Office: 151 Farmington Avenue

Hartford, Connecticut 06156

(800) 262-3862

ING Life Insurance and Annuity Company, herein called the Company, we, us, our, will pay benefits according to the terms and conditions set forth in this Contract.

Specifications
Plan [ING Express Fixed Annuity]
Type of Plan [SPECIMEN]
Contract Owner(s) [SPECIMEN] [SPECIMEN]
Annuitant(s) [SPECIMEN]

Contract Number [SPECIMEN]
Effective Date [January 1, 2006]
The Contract is Delivered in [STATE] and is Subject to the Laws of that Jurisdiction.

Right to Cancel

The Contract Owner may cancel this Contract within 10 days of receiving it by returning it to us or to the agent from whom it was purchased. Within seven days of receiving notice of your cancellation request, we will return the full amount of your Purchase Payment.

PLEASE READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and the Company.

Signed at the home office on the Effective Date.

President	Secretary

Individual Fixed Deferred Annuity Contract

Fixed Accumulation and Payout

Nonparticipating

I-FA-05

Table of Contents
Page
Right to Cancel ....................................................................................................................................................	1
Contract Schedule ...............................................................................................................................................	3
Section 1. Definitions ..........................................................................................................................................	4
Section 2. General Provisions .............................................................................................................................	5
Contract Owner Rights ..............................................................................................................................	5
Nonparticipating Contract ..........................................................................................................................	5
Maintenance Charge .................................................................................................................................	5
Payments ..................................................................................................................................................	5
Incontestability ..........................................................................................................................................	5
Change of Contract ...................................................................................................................................	5
State Laws ................................................................................................................................................	6
Statements..................................................................................................................................................	6
Termination of Contract
Section 3. Purchase Payments ............................................................................................................................	6
Purchase Payments ..................................................................................................................................	6
Premium Taxes .........................................................................................................................................	6
Guaranteed Accumulation Period Minimum Interest Rate ..........................................................................	6
Guaranteed Credited Interest Rate Period .................................................................................................	6
Section 4. Withdrawals During the Accumulation Period ..................................................................................	6
Withdrawal of Contract Value ....................................................................................................................	6
Reinstatement ...........................................................................................................................................	6
Early Withdrawal Charge ...........................................................................................................................	6
Waiver of Early Withdrawal Charge ...........................................................................................................	7
Guaranteed Withdrawal Value ...................................................................................................................	7
Systematic Distribution Option (SDO)........................................................................................................	7
Section 5. Beneficiary and Death Benefits .........................................................................................................	8
Beneficiary Designation .............................................................................................................................	8
Change of Beneficiary ...............................................................................................................................	8
Death Benefit ............................................................................................................................................	8
Accumulation Period Death Benefit Payment Methods ..............................................................................	9
Section 6. Annuity Provisions .............................................................................................................................	9
Beginning Payments .................................................................................................................................	9
Designating the Annuitant(s) .....................................................................................................................	9
Terms of Annuity Options ..........................................................................................................................	9
Annuity Options .........................................................................................................................................	10

2

Contract Schedule - 1 ( 1 year term)
Early Withdrawal Charge	Contract Year(s)	Early Withdrawal Charge (Percentage of Value Withdrawn)
1 year 2 years or more	1% 0%
Maintenance Charge	There is no Maintenance Charge
Maximum Purchase Payment Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%]
Guaranteed Credited Interest Rate Period	1 year
Initial Guarantee Period Credited Interest Rate	[1.00%]
Contract Schedule - 2 ( 3 year term)
Early Withdrawal Charge	Contract Year(s)	Early Withdrawal Charge (Percentage of Value Withdrawn)
1 year 2 years 3 years 4 years or more	3% 2% 1% 0%
Maintenance Charge	There is no Maintenance Charge
Maximum Purchase Payment Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%]
Guaranteed Credited Interest Rate Period	3 years
Initial Guaranteed Period Credited Interest Rate	[1.00%]

Contract Schedule - 3 (5 year term)
Early Withdrawal Charge	Contract Years	Early Withdrawal Charge (Percentage of Value Withdrawn)
1 year 2 years 3 years 4 years 5 years 6 years or more	5% 4% 3% 2% 1% 0%

Maintenance Charge	There is no Maintenance Charge
Maximum Purchase Payment Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%]
Guaranteed Credited Interest Rate Period	5 years
Initial Guarantee Period Credited Interest Rate	[1.00%]
Contract Schedule - 4 (7 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Value Withdrawn)
1 year 2 years 3 years 4 years 5 years 6 years 7 years 8 years or more	7% 6% 5% 4% 3% 2% 1% 0%

Maintenance Charge	There is no Maintenance Charge
Maximum Purchase Payment Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%]
Guaranteed Credited Interest Rate Period	7 years
Initial Guarantee Period Credited Interest Rate	[1.00%]
Contract Schedule - 5 (10 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Value Withdrawn)
	1 year 2 years 3 years 4 years 5 years 6 years 7 years 8 years 9 years 10years 11 years or more	10% 9% 8% 7% 6% 5% 4% 3% 2% 1% 0%
Maintenance Charge	There is no Maintenance Charge
Maximum Purchase Payment Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%]
Guaranteed Credited Interest Rate Period	10 years
Initial Guarantee Period Credited Interest Rate	[1.00%]
Section 1. Definitions
1.01	Accumulation Period:

The period of time during which one or more Purchase Payments accumulate and earn interest.
1.02	Annuitant:

A natural person selected by the Contract Owner and on whose life an Annuity Option is measured. You designate the primary Annuitant at the time you purchase the Contract. You and the Annuitant need not be the same person. You may change the primary Annuitant before you elect an Annuity Option. The change is effective as of the date we receive a written request in Good Order at our Home Office. If the Annuity Option elected provides for two Annuitants, each is a joint Annuitant.
1.03	Annuity:

A series of payments made for life, or a specified period, or a combination of the two.
1.04	Annuity Date:

The date on which Annuity payments begin.
1.05	Annuity Options:

The payment methods available during the Annuity Period.
1.06	Annuity Period:

The period of time during which we make Annuity payments.
1.07	Beneficiary:

The individual(s) or entity entitled to receive any death benefit due under the Contract.
1.08	Code:

The Internal Revenue Code of 1986, as it may be amended from time to time.
1.09	Contract:

This agreement between the Company and the Contract Owner.
1.10	Contract Owner:

The person(s) named on the cover of this Contract, to whom this Contract is delivered.
1.11	Contract Value:

The total of:
(a)	All Purchase Payments; plus,
(b)	Interest credited; minus,
(c)	Any amounts withdrawn; minus
(d)	Any amount used to purchase Annuity payments; minus,
(e)	Any applicable charges or fees.
1.12	Contract Year:

The period of 12 months measured from the date the first Purchase Payment is applied to this Contract or from any anniversary of such date.
1.13	Effective Date:

The date, shown on the cover, on which we issue the Contract.
1.14	General Account:

The account holding the assets of the Company, other than those assets held in a Separate Account.
1.15	Good Order:

A Contract Owner instruction to us is in Good Order when it utilizes such medium as we may require and when it is given with such clarity and completeness that we are not required to exercise any discretion in carrying it out.
1.16	Purchase Payment(s):

Payments made to the Company, less premium taxes, if any, as required by law.

Section 2. General Provisions
2.01	Change of Contract:

Only an authorized officer of the Company may change the terms of this Contract. The Company reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. We will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change. The following provisions of this Contract will not be changed:
(a)	Purchase Payment(s)
(b)	Contract Value
(c)	Withdrawal Value
(d)	Annuity Options
(e)	Maintenance or withdrawal charges.
2.02	Nonparticipating Contract:

The Contract Owner, Annuitant, or Beneficiaries will not have a right to share in the earnings of the Company.
2.03	Payments:

We will make all Annuity payments under the Contract as and when due. We will make any other payments within seven calendar days of the date on which we receive a written request in Good Order at our home office. Under certain emergency conditions, as allowed by law, we may defer withdrawal payments for a period of up to six months.
2.04	State Laws:

This Contract complies with the laws of the state where it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.
2.05	Control of Contract:

The Contract is established for the exclusive benefit of the individual Contract Owner or his or her Beneficiaries. All nonforfeitable rights in this Contract rest with the Contract Owner, who is entitled to all amounts held under this Contract. The Contract Owner may make any choices allowed by this Contract. Choices made under this Contract must be in writing or in a form satisfactory to us. Until receipt of such choices at our Home Office, we may rely on any previous choices made. This Contract is nontransferable and nonassignable, except to the Company, or pursuant to a valid court order, provided we are notified and served with respect to such order pursuant to applicable law.
2.06	Designation of Beneficiary:

The Contract Owner shall name the Beneficiary and when designating the Beneficiary may elect to specify in writing the form of payment to the Beneficiary. We will honor the specified form of payment to the extent permitted under Code Section 72(s). If the Contract is owned jointly, both joint Contract Owners must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Until receipt of a written request to change the Beneficiary, we may rely upon the last named Beneficiary. If you do not name a Beneficiary, or if all Beneficiaries have died before you, we will pay any death benefit due to your estate.

If the Contract has joint Contract Owners, if either dies, the survivor will be deemed the designated Beneficiary. Any other Beneficiary on record will then be treated as a primary or contingent Beneficiary as originally designated unless and until changed by the new designated Beneficiary.
2.07	Misstatements and Adjustments:

If the Company finds the age (or gender, if applicable) of the Annuitant to be misstated, the amount payable under the Annuity payment shall be adjusted to reflect what the payments to us would have purchased according to the correct age or gender. We reserve the right to correct any informational or administrative errors and will credit or charge interest using the current rates applicable during the adjustment period.
2.08	Incontestability:

This Contract is incontestable.
2.09	Maintenance Charge:

We reserve the right to assess an annual Maintenance Charge. The amount of the Maintenance Charge, if any, is shown on the Contract Schedule. Such charge is deducted from your Contract Value on each anniversary of the Effective Date and if you make a full withdrawal.
2.10	Proof of Age:

If a life-contingent Annuity Option is elected, we may require proof of the age of an Annuitant.
2.11	Statements:

During the Accumulation Period, we will furnish you with a statement showing your Contract Value at least once a year. The information reported will be current within 60 days.
2.12	Termination of Contract:

If your Contract Value is less than $2,500, and you have made no Purchase Payments within the last two years, we may cancel the Contract and pay you the Contract Value (less any applicable premium tax not previously deducted) in one cash payment.
Section 3. Purchase Payment and Withdrawal Provisions
3.01	Purchase Payments:

The maximum Purchase Payment without Home Office approval is shown on the Contract Schedule. Purchase Payments may only be made in the form of cash or cash equivalents and are payable at our Home Office.

You may make Purchase Payments at any time before the first anniversary of the Contract while the Contract is in force. Purchase Payments made are held in the General Account. No Purchase Payments will be accepted after the first Contract anniversary.
3.02	Premium Taxes:

We will pay any premium taxes due to any governmental entity and deduct the amount paid from your Contract Value. We reserve the right to deduct the amount of the tax from your Contract Value when we pay the tax or at a later date.
3.03	Guaranteed Accumulation Period Minimum Interest Rate:

The minimum guaranteed interest rate during the Accumulation Period is shown on the Contract Schedule. We may, however, credit interest at a higher rate. Interest is credited daily at a rate at least equal to the rate required to yield the annual rate shown on the Contract Schedule.
3.04	Guaranteed Credited Interest Rate Period:

We will credit the Purchase Payment with the interest rate declared on the date the Purchase Payment is deposited. This rate will remain in effect for the entire Guaranteed Credited Interest Rate Period shown on the Contract Schedule. The interest rate declared in subsequent years will be guaranteed for at least one year.
3.05	Withdrawal of Contract Value:

The Contract Owner may withdraw all or a portion of the Contract Value by sending us a written request. We reserve the right to deduct premium taxes, if applicable, and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

By law, we have the right to defer payment of withdrawals for up to six months from the date we receive your request.

Except as provided in Section 3.08, the portion of a withdrawal that represents Purchase Payments may be subject to an early withdrawal charge.
3.06	Reinstatement:

If allowed by state law, we may allow you to reinstate the proceeds of a full withdrawal subject to terms and conditions we may establish.
3.07	Early Withdrawal Charge:

We will impose an early withdrawal charge on certain withdrawals. The charge varies according to the time elapsed from the date of the Purchase Payment to the date we receive your written withdrawal request in Good Order at our Home Office. For each withdrawal, the early withdrawal charge is determined as shown in the chart on the Contract Schedule. For the purpose of calculating the early withdrawal charge, any excess over Purchase Payments not previously withdrawn is withdrawn first, then Purchase Payments beginning with the oldest Purchase Payment.

3.08	Waiver of Early Withdrawal Charge:

We will not impose an early withdrawal charge if the Contract Value is paid:
(a)	As a death benefit;
(b)	Upon election of an Annuity Option;
(c)	In portions under Section 3.10, Systematic Distribution Option;
(d)	In portions not to exceed 10% of the Contract Value during any Contract Year. (Not available if a Systematic Distribution Option is in effect).
3.09	Guaranteed Withdrawal Value:

If you decide to take a full withdrawal, we will pay you the greater of:
(a)	The Contract Value minus any applicable early withdrawal charges; or
(b)	The total of all Purchase Payments, minus any previous partial withdrawals, applicable premium taxes, and other deductions.
3.10	Systematic Distribution Option (SDO):

Without further amendment of this Contract, the Company may, from time to time, establish and make available for election by the Contract Owner, one or more Systematic Distribution Options (SDO). When an SDO election is in effect as to any Contract, automatic withdrawals will be made from the Contract. No early withdrawal charge will apply to any payments made under an SDO.
(a)	Any SDO established by the Company will be made available among similarly situated contracts uniformly and on the basis of objective criteria consistently applied.
(b)	The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO.
(c)

We may discontinue the availability of an SDO at any time. Except to the extent required in order to comply with applicable law, any such discontinuance shall not apply to any contracts as to which an election under such SDO is in effect at the time of such SDO's discontinuance.

3.11	Sum Payable at Death (Before Annuity Payments Start):

The Company will pay the death benefit to the Beneficiary when:
(a)	The Contract Owner dies before Annuity payments start; and
(b)	The death certificate or due proof of death is received in Good Order at our Home Office.

The sum payable will be the higher of:
    Contract Value on the date when the notice is received in Good Order at our Home Office.
    Value of all Purchase Payments received prior to death adjusted pro-rata for withdrawals and annuitizations.

The Beneficiary may choose to apply any sum under an Annuity Option (see 4.06), unless restricted by the Contract Owner, subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

Prior to any election, or until amounts must otherwise be distributed, the Beneficiary assumes all nonforfeitable rights under this Contract.

If the Beneficiary is not the Contract Owner's surviving spouse, all of the Contract Value must either be applied to an Annuity Option by December 31st of the year following the year of the Contract Owner's death or be paid to the Beneficiary by December 31st of the year containing the fifth anniversary of the Contract Owner's date of death.

Section 4. Annuity Provisions
4.01	Choices to be Made:

The Contract Owner may tell the Company to apply Contract Value (minus any premium tax) for an Annuity payment (see 4.06). This election must be made in a form acceptable to us within the 90 day period ending on the date payments are to begin. A Contract Owner may revoke an election at any time prior to the date the payments start. In lieu of the election of an Annuity payment, the Contract Owner may tell us to make a lump sum payment.

When an Annuity Option is chosen, we must also be told if payments are to be made other than monthly.

The Company guarantees that interest will be credited at an annual equivalent yield that is at least equal to the annual rate percentage shown on the Contract Schedule. We may add interest daily at any higher rate.
4.02	Annuity Payments to Annuitant:

In no event may any payments to the Annuitant under any Annuity Option extend beyond:
(a)	The life or life expectancy of the Annuitant;
(b)	The lives or life expectancies of the Annuitant and the Beneficiary;
4.03	Annuity Payments to Annuitant's Beneficiary:

In no event may payments to the Beneficiary under any Annuity Option extend beyond:
(a)	The life of the Beneficiary; or
(b)	Any certain period greater than the Beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9).
4.04	Terms of Annuity Options:
(a)	When payments start, the age of the Annuitant plus the number of years, if any, for which payments are guaranteed must not exceed 95.
(b)

An Annuity Option may not be elected if the first payment would be less than $100 or if the total payments in a year would be less than $500. We reserve the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(c)	For an Annuity payment, we will use the applicable current settlement rate to pay the benefit.
(d)

For purposes of calculating the payments for an Annuity payment, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

(e)	Once elected, Annuity payments cannot be commuted to a lump sum. The schedule of payments for an Annuity Option shall be irrevocable once elected.
(f)	The Annuity payment rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates shown.
4.05	Death of Annuitant/Beneficiary:
(a)

When the Annuitant dies, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.

(b)	If there is no Beneficiary, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.
(c)

If the Beneficiary dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary, or upon election by the successor Beneficiary, any remaining payments will continue to the successor Beneficiary. If no successor Beneficiary has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

4.06	Annuity Options:

Life Income for One Annuitant - An Annuity with payments for the life of the Annuitant. If this option is elected, a choice must be made of:
(a)	Payments cease at the death of the Annuitant; or
(b)	Payments are guaranteed for a period of 120 months.

As allowed under applicable state law, the Company reserves the right to offer additional Annuity Options.

Annuity Options Table

Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000 after Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of [1.50%]

Payments Guaranteed for a Stated Period of Months
Adjusted Age of	None		120
Annuitant	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	[$ 3.43 3.51 3.59 3.68 3.77 3.87 3.97 4.08 4.20 4.32 4.45 4.59 4.74 4.90 5.07 5.26 5.45 5.66 5.88 6.12 6.38 6.65 6.94 7.25 7.58 7.94	$ 3.08 3.14 3.21 3.28 3.36 3.44 3.52 3.61 3.70 3.80 3.91 4.02 4.14 4.26 4.40 4.54 4.69 4.86 5.03 5.22 5.43 5.65 5.89 6.15 6.43 6.73	$ 3.40 3.48 3.55 3.64 3.72 3.81 3.91 4.01 4.11 4.23 4.34 4.47 4.60 4.73 4.87 5.02 5.17 5.33 5.50 5.67 5.84 6.02 6.20 6.39 6.57 6.76	$ 3.07 3.13 3.20 3.26 3.34 3.41 3.49 3.58 3.67 3.76 3.86 3.96 4.07 4.19 4.31 4.44 4.57 4.72 4.87 5.03 5.19 5.37 5.55 5.74 5.93 6.14]

Rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

]

ING LOGO
ING Life Insurance and Annuity Company Home Office: 151 Farmington Avenue Hartford, Connecticut 06156 (800) 262-3862 Individual Fixed Deferred Annuity Contract Nonparticipating